UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 3, 2018

Adamant DRI Processing and Minerals Group

(Exact name of registrant as specified in its charter)

Nevada	000-49729	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chunshugou Luanzhuang Village

Zhuolu County, Zhangjiakou

Hebei Province, China

(Address of principal executive offices)

Registrant’s telephone number, including area code: 86 313-6732526

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Change of Principal Accountant

1. On July 3, 2018, Adamant DRI Processing and Minerals Group (the “Company”) was advised by MJF & Associates (“MJF”), that it no longer wished to serve as and was terminating its relationship as the Company’s independent registered principal accounting firm. MJF has been the Company’s independent registered principal accounting firm since February 2, 2015 and issued a report on the Company’s financial statements for the years ended December 31, 2017 and 2016. MJF’s report on the Company’s financial statements for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern. The decision to change auditors was approved by entire Board of Directors of the Company.

2. During the years ended December 31, 2017 and 2016 and the subsequent interim periods through the date of this filing, (i) the Company has not had any disagreements with MJF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to MJF’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods, and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

3. The Company has provided MJF with a copy of disclosures it is making in this Form 8-K and requested that MJF furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of MJF’s letter dated September 28, 2018, is filed as Exhibit 16.1 hereto.

On May 24, 2018, the board of directors of the Company concluded, based on the recommendation of management, that its consolidated financial statements for the year ended and as at December 31, 2016 (the “2016 Financial Statements”) included in its annual report on Form 10-K for the year ended December 31, 2016, need to be restated as described below.

During the preparation of the Company’s December 31, 2017 consolidated financial statements, the Company discovered that certain expenses related to lawsuits against Haixing Huaxin Mining Industry Co., Ltd. which occurred during 2016 and prior years were not properly recorded and reflected in the 2016 Financial Statements.

The Company’s management have discussed their findings and conclusions relating to the periods described above with MJF & Associates, the Company’s current independent registered public accounting firm.

4. Pursuant to a retainer letter dated September 4, 2018, the Company has engaged HHC (“HHC”), an accounting firm with offices in New York City and Beijing, as its registered independent public accountants. The decision to engage HHC was approved by the Board of Directors of the Company.

5. During the Company’s two most recent fiscal years ended December 31, 2017 and 2016, and through the date of this filing, the Company did not consult with HHC on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and HHC did not provide either a written report or oral advice to the Company that HHC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or (iii) a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from MJF & Associates, LLC dated September 28, 2018.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADAMANT DRI PROCESSING AND MINERALS GROUP

Date: September 28, 2018	By:	/s/ Ethan Chuang
Ethan Chuang Chief Executive Officer (Principal Executive Officer

	By:	/s/ Ethan Chuang
Ethan Chuang Chief Financial Officer (Principal Financial Officer)

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